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                                                                   EXHIBIT 23(a)


                            INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Total-Tel USA Communications, Inc. on Form S-8 of our report dated April 28, 1999 (April 30, 1999 as to Note 19) appearing in the Annual Report on Form 10-K/A of Total-Tel USA Communications, Inc. for the year ended January 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
New York, New York
May 20, 1999